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                                                CONFIDENTIAL VOTING INSTRUCTIONS

TIME WARNER EMPLOYEES' SAVINGS PLAN ("SAVINGS PLAN")
TIME WARNER THRIFT PLAN ("THRIFT PLAN")
CABLE EMPLOYEES SAVINGS PLAN ("CABLE PLAN")

INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE TIME WARNER INC. SPECIAL MEETING OF STOCKHOLDERS ON OCTOBER 10, 1996.

Under the provisions of the Trusts relating to these three Plans, Fidelity Management Trust Company ("Fidelity"), as Trustee, is required to request your confidential instructions as to how your proportionate interest in the shares of Time Warner Common Stock (an "interest") held in the Time Warner Common Stock Fund under any of those Plans is to be voted at the Special Meeting of Stockholders scheduled to be held on October 10, 1996. Your instructions to Fidelity will not be divulged or revealed to anyone at Time Warner Inc. If Fidelity does not receive your instructions on or prior to October 7, 1996, your interest, if any, in the Time Warner Common Stock Fund (a) attributable to accounts transferred from the Time Incorporated Payroll-Based Employee Stock Ownership Plan ("PAYSOP") to the Cable Plan will not be voted and (b) attributable to the remainder of your Cable Plan account,if any, and any other Plan accounts will be voted at the Special Meeting in the same proportion as interests for which Fidelity has received voting instructions with respect to other participants' Time Warner Common Stock Fund accounts maintained in such respective Plan (excluding PAYSOP accounts in the Cable Plan).


                                        This instruction must be signed
                                        exactly as name appears hereon.


                                        __________________________________

                                        __________________________________
                                        Signature(s)              Date

                                          (CONTINUED ON REVERSE SIDE)
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The undersigned hereby instructs Fidelity, as Trustee, to vote as follows by proxy at the Special Meeting of Stockholders of Time Warner Inc. to be held on October 10, 1996 and at any adjournment thereof, the undersigned's proportionate interest in the shares of Time Warner Common Stock held in the Time Warner Common Stock Fund under each of the Plans (including PAYSOP accounts in the Cable Plan), if any.

   THE TIME WARNER INC. BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.
                                                             ---


1. Approval of the amended and restated Agreement and Plan of Merger, as amended.


                   FOR [_]       AGAINST [_]    ABSTAIN [_]


2. To grant discretionary voting authority to management persons regarding such other matters as may properly come before the meeting or any postponement or adjournment thereof.

Please check this box if you plan to attend the meeting.     [_]

                     PLEASE SIGN AND DATE ON REVERSE SIDE